Exhibit 99.1

BancorpSouth, Inc. Investor Presentation August 2011

Certain statements contained in this presentation and the accompanying slides may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by reference to a future period or by the use of forward-looking terminology, such as "anticipate," "believe," "estimate," "expect," "foresee," "may," "might," "will," "intend," "could," "would" or "plan," or future or conditional verb tenses, and variations or negatives of such terms. These forward- looking statements include, without limitation, statements about long-term prospects for shareholder value, the impact of the prevailing economy, results of operations, and financial condition. We caution you not to place undue reliance on the forward-looking statements contained in this presentation, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. These factors include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, the availability of capital on favorable terms if and when needed, liquidity risk, the credit risk associated with real estate construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company's loan portfolio, the adequacy of the Company's allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company's operations, the impact of recent legislation on service charges on core deposit accounts, the susceptibility of the Company's business to local economic conditions, changes in interest rates, the impact of monetary policies and economic factors on the Company's ability to attract deposits or make loans, volatility in capital and credit markets, the impact of hurricanes or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company's issuance of any additional shares of its common stock to raise capital or acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company's ability to declare and pay dividends, the Company's growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company's information systems, the failure of certain third party vendors to perform, the Company's ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors detailed from time to time in the Company's press releases and filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they were made, and, except as required by law, we do not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date of this presentation. Certain tabular presentations may not reconcile because of rounding. Unless otherwise noted, any quotes in this presentation can be attributed to company management. Forward Looking Information 2

This presentation contains financial information determined by methods other than those prescribed by accounting principles generally accepted in the United States ("GAAP'). Management uses these "non-GAAP" financial measures in its analysis of the Company's capital and performance. Management believes that tangible common equity to tangible assets is important to investors who are interested in evaluating the adequacy of the Company's capital levels. Management believes that tangible book value per share is important to investors who are interested in changes from period to period in book value per share exclusive of changes in tangible assets. Management believes that pre- tax, pre-provision earnings is important to investors as it shows earnings trends without giving effect to loan loss provision. You should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures used by other companies. The limitations associated with these measures are the risks that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. Information provided in this Appendix reconciles these non-GAAP measures with comparable measures calculated in accordance with GAAP. Non-GAAP Financial Disclaimer 3

Strong core capital base Common equity $1.2 billion (no preferred) Tangible common equity / tangible assets: 7.32% Total risk based capital ratio: 12.08% Overview of BancorpSouth, Inc. 4 Data as of June 30, 2011 Insurance ranking from Business Insurance survey as of December 31, 2010 $13.4 billion in assets ? 312 locations with reach throughout an 8-state footprint ? Customer-focused business model with comprehensive line of financial products and banking services for individuals and small to mid-size businesses ? Nation's 26th largest insurance agency / brokerage operation ? Strong mortgage operations with production totaling $448 million through the first half of 2011 ? Consistent core earnings with YTD pre-tax, pre-provision ROAA of 1.4% ? ?

Experienced Management Team 5 Aubrey Patterson Chairman & CEO 39 Years Experience CEO Since 1990 Jim Kelley Chief Operating Officer 39 Years Experience COO Since 2000 Bill Prater Chief Financial Officer 24 Years Experience CFO Since 2009

6 Regional Management Structure

7 Recent Operating Results Dollars in millions, except per share data June 2011 numbers reflect $10.0 million of net securities gains as well as a $9.8 million pre- payment penalty related to repaying $75.0 million of FHLB borrowings.

8 Dollars in millions Stable and Consistent Pre-tax, Pre-provision Earnings

Diversified Revenue Stream 9 Percentages based on data for the six months ended June 30, 2011 Excludes net securities gains of $10.0 million YTD Noninterest Revenue Composition Insurance and mortgage businesses provide significant sources of noninterest revenue Historically, over 35% of total revenue is derived from noninterest sources Insurance commissions were up 5% for the first six months of 2011, compared to the first six months 2010 Mortgage production totaled $448 million for 2011 YTD $133.4M YTD

Noninterest revenue continues to be a stable and significant source of revenue. Insurance business continues to perform well and makes up over 1/3 of current noninterest revenue. Noninterest Revenue 10 Dollars in millions Excludes net securities gains

11 Balance Sheet Summary Dollars in millions, except per share Based on period end balances Y-o-Y

Core Deposit Franchise 12 Approximately 70% of total deposits are non-time Non-interest bearing deposits have grown approximately 10% since June 30, 2010 Cost of total deposits for the quarter ended June 30, 2011 was 0.82% Over $1.5 billion in CDs are maturing over the next two quarters at a weighted average rate of approximately 1.43% As of June 30, 2011 $11.3B Total Deposit Composition

Stable Net Interest Margin 13 Fiscal Year Ended Quarter Ended Shown on a fully taxable equivalent basis

Building A Stronger Deposit Base 14 De-emphasizing commoditized deposits Increasing multi-service household accounts Dollars in millions Account balances based on quarterly averages Savings Noninterest DDAs Interest Bearing DDAs CDs

Diversified Loan Portfolio 15 Net loans and leases as of June 30, 2011 Other includes all geographic regions and lines of business not managed by a geographic region $9.2B Portfolio Loans By Category Loans By Geography

Loan Portfolio Growth Increase in commercial and industrial lending Continue to decrease exposure in the CAD portfolio Excluding the impact of CAD portfolio - total loans declined 0.9% since June 2010 16 Dollars in millions Net loans and leases

Credit Quality Continues to Improve Non-performing loans decreased 11% from the previous quarter Newly identified non-accrual loans declined for the third sequential quarter 47% of non-accrual loans are paying as agreed Net charge-offs declined $19.1 million, or 37%, from the previous quarter Sales of OREO properties during the quarter totaled $21 million, and resulted in a net gain on sale of $140,000 Write-downs of existing OREO properties totaled $2.3 million, compared to $4.9 million in the first quarter of 2011 17 ? ? ? ? ? ? At and for the three months ended June 30, 2011

2Q11 NPL Improvement in Every Category 18 Dollars in millions

NPLs By Type & Location NPLs By Category NPLs By Geography As of June 30, 2011. NM equals less than 1% NPLs include nonaccrual loans, loans 90+PD and restructured loans "Other" includes all other geographic regions and lines of business not managed by a geographic region 19

Loan Impairment Analysis 92% of non-accrual loans are impaired and are carried at 69% of UPB As of June 30, 2011 Dollars in millions 20

21 Newly Identified Non-Accrual Loans Continue to Decline Dollars in millions Based on period end balances

Non-Accrual Loans 22 Dollars in millions Based on period end balances 41% 42% 36% 37% "Paying as Agreed" includes loans < 30 days past due with payments occurring at least quarterly 41% 42% 36% 37% 47% 47% of non-accrual loans are paying as agreed

Real Estate Construction, Acquisition and Development Dollars in millions Loans Outstanding 23 As of June 30, 2011

Residential Acquisition and Development 24 Dollars in millions 31% Total Decline

Dollars in millions 25 Net Charge-offs are Improving ($M) % Avg. Loans

Other Real Estate Owned 26 Dollars in millions 41% 42% Disposition of OREO is accelerating "Mark" on OREO is consistent with actual experience and realization rate continues to improve OREO is carried at 57% of aggregate loan balances at time of foreclosure

Strategic Focus Preserve strong capital and position the Company for economic recovery Relentless focus on asset quality Pursue quality loan growth Take advantage of market disruption Grow core earnings through margin expansion and revenue growth Expense control and reduction 27 ? ? ? ? ? ?

28 Leading Mid-South Regional Bank ? Diversified Revenue Stream Over 35% of the revenue stream is derived from noninterest sources ? High Quality Deposit Franchise with a Stable Core Deposit Base 19% NIB Deposits / Cost of total deposits of 0.82% (for the quarter ended June 30, 2011) ? Proven and Experienced Management Team ? Positive Asset Quality Trends 11% decline in non-performing loans in the most recent quarter Newly identified non-accrual loans declined for the third sequential quarter Loans 30 - 89 days past due declined for the fifth sequential quarter ? Consistent Pre-tax, Pre-Provision Earnings ? Investment Summary

Appendix

30 Non-GAAP Financial Reconciliation